EXHIBIT (a)(1)(6)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

Give the
SOCIAL SECURITY
For this type of account:	number of —

1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)

b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship	The owner(3)

Give the
EMPLOYER IDENTIFICATION
For this type of account	number of —

6. Sole proprietorship	The owner(3)

7. A valid trust, estate, or pension trust	The legal entity(4)

8. Corporate	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number, you should apply for a number by obtaining Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, by visiting www.irs.ustreas.gov or by calling 1 (800) TAX-FORM.

Payees Exempt from Backup Withholding

Payees generally exempt from backup withholding include:

•	An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2);
•	The United States or any of its agencies or instrumentalities;
•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;
•	A foreign government or any of its political subdivisions, agencies, or instrumentalities;
•	An international organization or any of its agencies or instrumentalities;
•	A corporation;
•	A foreign central bank of issue;
•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;
•	A futures commission merchant registered with the Commodity Futures Trading Commission;
•	A real estate investment trust;
•	An entity registered at all times during the tax year under the Investment Company Act of 1940;
•	A common trust fund operated by a bank under Section 584(a);
•	A financial institution; or
•	A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker.

Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, YOU SHOULD COMPLETE AND FURNISH A FORM W-8BEN, RATHER THAN FORM W-9.

Privacy Act Notice. — Section 6019 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of the taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE